     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 5, 1999
                                                            REGISTRATION NO. 33-

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 --------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 --------------
                                ZITEL CORPORATION
             (Exact name of Registrant as specified in its charter)

          CALIFORNIA                           ____                             94-2566313
(State or other jurisdiction of    (Primary Standard Industrial      (I.R.S. Employer Identification
incorporation or organization)      Classification Code Number)                  Number)

                                 --------------
              47211 BAYSIDE PARKWAY, FREMONT, CALIFORNIA 94538-6517
                                 (510) 440-9600
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)
                                 ---------------
                    HENRY C. HARRIS, CHIEF FINANCIAL OFFICER
              47211 BAYSIDE PARKWAY, FREMONT, CALIFORNIA 94538-6517
                                 (510) 440-9600
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                                 ---------------
                                   COPIES TO:

                    JOHN L. CARDOZA,ESQ., COOLEY GODWARD LLP
            ONE MARITIME PLAZA #2000, SAN FRANCISCO, CALIFORNIA 94111
                                 (415) 693-2000
                                 ---------------
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.
                                 ---------------
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. | |
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. | |
  If this Form is filed in a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement of the same offering. | |
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. | |
                                 ---------------
                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
       TITLE OF EACH CLASS OF          AMOUNT TO BE     PROPOSED MAXIMUM OFFERING    PROPOSED MAXIMUM AGGREGATE       AMOUNT OF
    SECURITIES TO BE REGISTERED         REGISTERED         PRICE PER SHARE (1)           OFFERING PRICE (1)        REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock (2)                         4,359,603              $2 25/32                    $12,125,146                 $3,371
          TOTAL
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------

(1) Estimated in accordance with Rule 457(c) solely for the purpose of computing the amount of the registration fee based on the average of the high and low prices of the Company's Common Stock as reported on the Nasdaq National Market System on March 1, 1999.
(2) Issuable upon conversion of the 3% Convertible Subordinated Debentures due February 1, 2000 of the Company (the "Debentures") and Common Stock Purchase Warrants (the "Warrants"). For purposes of estimating the number of shares of Common Stock to be included in the Registration Statement, the Company used the maximum number of shares which may be issued upon conversion of the Debentures and exercise of the Warrants under the terms of the Debentures and Warrants. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon conversion of or in respect of the Debentures and exercise of the Warrants, as such number may be adjusted as a result of stock splits, stock dividends and antidilution provisions (including adjustments to the conversion price) in accordance with Rule 416.
                         ------------------
THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PROSPECTUS
                                4,359,603 SHARES

                                ZITEL CORPORATION

                               -------------------

                                  COMMON STOCK
                               -------------------

         The Selling Securityholders identified in this Prospectus are selling up to 4,359,603 shares of our Common Stock which may be acquired by them upon conversion of all 3% Convertible Subordinated Debentures and Common Stock Purchase Warrants. These shares may be offered from time to time by the Selling Securityholders through public or private transactions, on or off the Nasdaq National Market, at prevailing market prices or at privately negotiated prices. The Selling Securityholders will receive all of the proceeds from the sale of the shares and will pay all underwriting discounts and selling commissions, if any, applicable to the sale of the shares. We will pay the expenses of registration of the sale of the shares.

         Our common stock is currently traded on the Nasdaq National Market under the symbol "ZITL." On __________, 1999, the last reported sales price of a share of Zitel common stock on the Nasdaq National Market was $_______ per share.

                               -------------------

            INVESTMENT IN THE COMMON STOCK OFFERED HEREBY INVOLVES A
                 HIGH DEGREE OF RISK. SEE "RISK FACTORS" ON PAGE
                              3 OF THIS PROSPECTUS.

                               -------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this Prospectus is ___________, 1999.

         THIS PROSPECTUS IS A PART OF A REGISTRATION STATEMENT WE FILED WITH THE SEC. YOU SHOULD RELY ONLY ON THE INFORMATION INCORPORATED BY REFERENCE OR PROVIDED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THE DOCUMENT.

                       WHERE CAN YOU FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy the documents we file at the SEC's public reference room in Washington, D.C., New York, New York and Chicago, Illinois. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at no cost from the SEC's Website at http://www.sec.gov.

         The SEC allows us to "incorporate by reference" information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934 (the "Exchange Act"):

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by the Company with the Commission pursuant to the Exchange Act are by this reference incorporated in and made a part of this Prospectus:

(1) The Annual Report on Form 10-K for the fiscal year ended September 30, 1998, including all matters incorporated by reference therein;

(2)  The Current Report on Form 8-K filed October 6, 1998;

(3) The Proxy Statement filed on January 27, 1999, including all matters incorporated by reference therein;

(4) The Quarterly Report on Form 10-Q for the quarterly period ended December 31, 1998, including all matters incorporated by reference therein;

(5)  The Current Report on Form 8-K filed December 31, 1998;

(6)  The Current Report on Form 8-K filed February 16, 1999; and

(7)  The Quarterly report on Form 10QA filed February 16, 1999.

                     ---------------------------------------

                                   THE COMPANY

         Zitel Corporation was incorporated in California in 1979. Our executive offices are located at 47211 Bayside Parkway, Fremont, California 94538-6517, and our telephone number is (510) 440-9600.

                                 USE OF PROCEEDS

         We will not receive any of the proceeds from the sale of shares by the Selling Securityholders.

                                 DIVIDEND POLICY

         The Company has never paid cash dividends. The Company's Board of Directors currently intends to retain any earnings for use in the Company's business and does not anticipate paying any cash dividends in the foreseeable future. The Company's 3% Convertible Subordinated Debentures prohibit the payment of dividends.

                                  RISK FACTORS

         AN INVESTMENT IN THE COMPANY INVOLVES A HIGH DEGREE OF RISK. THE RISK FACTORS SET FORTH IN THE COMPANY'S REPORTS UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, SHOULD BE CONSIDERED CAREFULLY BEFORE PURCHASING THE COMMON STOCK OFFERED HEREBY.

                           THE DEBENTURES AND WARRANTS

         On February 3, 1999 we sold to the Selling Securityholders $5,000,000 of 3% Convertible Subordinated Debentures due February 1, 2000 and Common Stock Purchase Warrants to acquire 75,000 shares of our Common Stock. The initial conversion price of the Debentures is $2.593125. We will adjust the conversion price in the event that the conditions in both a. and b. are met:

a. the lesser of (1) the average of the closing bid prices of the Common Stock for the twenty consecutive trading days prior to but excluding the forty-five calendar day anniversary of the effective date of the Registration Statement of which this Prospectus is a part (such forty-five calendar days to be extended one day for each day, if any, during that period on which there is not effective registration), and (2) the average of the closing bid prices of the Common Stock for the twenty consecutive trading days prior to but excluding April 4, 1999, is less than $2.88125; and

b. 90% of the lesser of a(1) and a(2) above is lower than the conversion price

In such event, the adjusted conversion price would be 90% of the lesser of
(1) and (2) above.

The exercise price of the Warrants is 130% of the conversion price, as it may be adjusted. It will initially be $3.3710625.

                                   THE COMPANY

BUSINESS

         We develop, market and support data management solutions in the form of software products for performance monitoring, analysis and modeling of computer systems. We provide solution services for the year 2000 century date conversion opportunity through product and service offerings including MatriDigm Corporation's MAP2000 factory conversion service. We have two business units:

         Our software products business unit is the combination of the Datametrics Systems Corporation and Palmer & Webb Systems companies, acquired in 1997, with the Company's performance & modeling software products. This business unit's product line is composed of a suite of software with data management, monitoring, analysis, modeling and control capabilities for mainframe computers, open systems servers and distributed network systems.

         Our solution services business unit provides Year 2000 conversion services, including project management, planning, analysis, code conversion, and testing. Our primary code conversion methodology is based on the MatriDigm MAP2000 process for Cobol. In addition, as a solution provider, we utilize other tools and processes to meet customer needs in different environments. We serve our Year 2000 customers both directly, with its own consulting staff, and through a teaming program where we may be the subcontractor or partner to other solution providers worldwide.

         We have made investments in MatriDigm Corporation, a private company formed to provide COBOL maintenance and re-engineering services. The Company's percentage ownership is now approximately 31%. Our investments in and loans to MatriDigm have been written off or fully reserved for financial reporting purposes.

                             SELLING SECURITYHOLDERS

         The following table sets forth the names of the Selling Securityholders, the number of shares of Common Stock owned by each Selling Securityholder prior to this offering, the number of shares of Common Stock being offered for the account of each Selling Securityholder and the number of shares of Common Stock to be owned by each Selling Securityholder after completion of this offering. This information is based upon information provided by the Selling Securityholders. Because the Selling Securityholders may offer all, some or none of their Common Stock, no definitive estimate as to the number of Shares thereof that will be held by the Selling Securityholders after such offering can be provided.

                                                SHARES BENEFICIALLY         SHARES BEING       SHARES BENEFICIALLY
        SELLING SECURITYHOLDER(1)           OWNED PRIOR TO OFFERING (1)       OFFERED       OWNED AFTER OFFERING (3)
        ----------------------              ------------------------          --------      ---------------------
Halifax Fund, L.P.                                 1,089,902 (2)            1,089,902 (2)               0
Palladin Overseas Fund Limited                       523,152 (2)              523,152 (2)               0
Palladin Partners I, L.P.                            523,152 (2)              523,152 (2)               0
The Gleneagles Fund Company                          653,941 (2)              653,941 (2)               0
Palladin Securities, LLC                             523,152 (2)              523,152 (2)               0
Colonial Penn Life Insurance Company                 523,152 (2)              523,152 (2)               0
Lancer Securities Limited                            523,152 (2)              523,152 (2)               0

(1) None of the Selling Securityholders has, or within the past three years has had, any position, office, or other material relationship with the Company or any of its predecessors and affiliates.

(2) Assumes that all of the shares registered were allocated pro rata among the Selling Securityholders. Assuming no adjustments were made to the initial conversion price, 1,928,175 shares of Common Stock would be issuable upon exercise of the Warrants and conversion of the principal of (but not the accrued 3% interest on) the Debentures. Pursuant to the terms of the Debentures and the Warrants, the Debentures are convertible and the Warrants are exercisable by any holder only to the extent that the number of shares of Common Stock thereby issuable, together with the number of shares of Common Stock owned by such holder and its affiliates (but not including shares of Common Stock underlying unconverted Debentures or unexercised Warrants) would not exceed 4.9% of the then outstanding Common Stock as determined in accordance with
         Section 13(d) of the Exchange Act. Accordingly the number of shares of Common Stock set forth in the table for the Selling Securityholders exceeds the number of shares of Common Stock that the Selling Securityholders could own beneficially at any given time through its ownership of the Debentures and Warrants. In that regard, beneficial ownership of the Selling Securityholders set forth in the table is not determined in accordance with Rule 13d-3 under the Exchange Act.

(3) Assumes the sale of all Shares offered hereby. The Company has agreed to pay all reasonable fees and expenses incident to the filing of this offering.

(4) The shares set forth in the table are managed directly or indirectly by The Palladin Group, L.P. ("Palladin") or an affiliate of Palladin. Palladin may be deemed to be the beneficial owner of these shares pursuant to Section 13(d) of the Exchange Act. Palladin disclaims any beneficial interest in these securities. None of the Selling Securityholders set forth in the table has any beneficial interest in the shares held by any other Selling Securityholder in such table.

                              PLAN OF DISTRIBUTION


         The shares may be sold from time to time by the Selling
Securityholders in one or more long or short transactions at fixed prices, at market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. The Selling Securityholders may offer their shares in one or more of the following transactions:

- On any national securities exchange or quotation service on which the Zitel common stock may be listed or quoted at the time of sale, including the Nasdaq National Market;
-    In the over-the-counter market;
-    In private transactions;
-    Through options;
-    By pledge to secure debts or other obligations; or
-    A combination of any of the above transactions.

         The Selling Securityholders may effect such transactions by selling to or through one or more broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Securityholders. The Selling Securityholders and any broker-dealers that participate in the distribution may, under certain circumstances, be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by such broker-dealers and any profits realized on any resale of the shares by them might be deemed to be underwriting discounts and commissions under the Securities Act.

         Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to Zitel Corporation's common stock for a period of two business days prior to the commencement of such distribution. In addition and without limiting the foregoing, the Selling Securityholders and any other person participating in a distribution will be subject to application provisions of the Securities Exchange Act and the rules and regulations thereunder, including without limitation, Regulation M under the Exchange Act, which may limit the timing of purchases and sales of shares of Zitel common stock by the Selling Securityholders or any such other person.

         We will make copies of this Prospectus available to the Selling Securityholders and have informed the Selling Securityholders of the need for delivery of a copy of this Prospectus to each purchaser or the shares prior to or at the time of any sale of the shares.

         The Selling Securityholders will pay all underwriting discounts, commissions, transfer taxes and other expenses associated with the sale of the shares by them. We will pay all costs and expenses associated with the registration of the shares. We estimate that our expenses in connection with this offering will be approximately $22,000.00.

                                  LEGAL MATTERS

         The validity of the Common Stock offered hereby will be passed upon for the Company by Cooley Godward LLP, San Francisco, California.

                                     EXPERTS


         The consolidated balance sheets as of September 30, 1998 and 1997 and the consolidated statements of operations, of shareholders' equity and of cash flows for each of the three years in the period ended September 30, 1998 incorporated by reference in this prospectus, have been incorporated herein in reliance on the report by PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts on accounting and auditing.

------------------------------------------------------------------------------
------------------------------------------------------------------------------




NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES OR AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                                TABLE OF CONTENTS

                               -----------------

                                                           Page
                                                           ----
Where You Can Find More Information..........................2
Incorporation of Certain Documents by Reference..............2
The Company..................................................3
Use of Proceeds..............................................3
Dividend Policy..............................................3
Risk Factors.................................................3
The Debentures and Warrants..................................3
The Company..................................................4
Selling Securityholders......................................5
Plan of Distribution.........................................6
Legal Matters................................................7
Experts......................................................7


------------------------------------------------------------------------------
------------------------------------------------------------------------------



                                4,359,603 SHARES




                                ZITEL CORPORATION



                                  COMMON STOCK





                                    --------
                                   PROSPECTUS
                                    --------




                                 MARCH __, 1999



------------------------------------------------------------------------------
------------------------------------------------------------------------------

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the expenses payable by the Company in connection with the sale, issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All amounts are estimates except the SEC registration fee. None of these expenses will be paid by the Selling Securityholders.

         SEC Registration Fee..............................        $3,371
         Printing and Engraving Expenses...................         5,000
         Legal Fees and Expenses...........................        10,000
         Accounting Fees and Expenses......................         3,500
         Blue Sky Fees and Expenses........................         1,129

         Total.............................................       $22,000

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant's Amended and Restated Articles of Incorporation and Bylaws include provisions to (i) eliminate the personal liability of its directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by California law and (ii) require the Registrant to indemnify its directors and officers to the fullest extent permitted by California law, including circumstances in which indemnification is otherwise discretionary. Pursuant to California law, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of a corporation, and, with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. The Registrant believes that these provisions are necessary to attract and retain qualified persons as directors and officers. These provisions do not eliminate liability for breach of the director's duty of loyalty to the Registrant or its stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for any transaction from which the director derived an improper personal benefit or for any willful or negligent payment of any unlawful dividend or any unlawful stock purchase agreement or redemption.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

EXHIBIT
NUMBER   DESCRIPTION
5.1      Opinion of Cooley Godward LLP.
23.1     Consent of PricewaterhouseCoopers LLP, Independent Accountants.
23.2     Consent of Cooley Godward LLP.  Reference is made to 5.1.
24.1     Power of Attorney (included on signature page II-3).

ITEM 17. UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to provisions described in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fremont, State of California, on March 5, 1999.

                                ZITEL CORPORATION

                                By  s/Jack H. King
                                   --------------------------------------------
                                         Jack H. King
                                         President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jack H. King and Henry C. Harris, or either of them, his attorneys-in-fact, and agents each with the power of substitution, for him in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                           TITLE                                                        DATE
s/  Jack H. King                    President, Chief Executive                                   March 5, 1999
---------------------------         Officer and Director
Jack H. King                        (PRINCIPAL EXECUTIVE OFFICER)



s/  Henry C. Harris                 Senior Vice President and Chief Financial                    March 5, 1999
---------------------------         Officer
Henry C. Harris                     (PRINCIPAL FINANCIAL OFFICER)



s/  Anna M. McCann                  Vice President, Finance and Administration,                  March 5, 1999
---------------------------         Secretary and Chief Accounting Officer
Anna M. McCann                      (PRINCIPAL ACCOUNTING OFFICER)



                                    Chairman of the Board of Directors                           March  , 1999
---------------------------
William R. Lonergan


s/ Catherine P. Lego                Director                                                     March 5, 1999
---------------------------
Catherine P. Lego


s/ William M. Regitz                Director                                                     March 5, 1999
---------------------------
William M. Regitz


                                      II-3


s/ Robert H. Welch                  Director                                                     March 5, 1999
---------------------------
Robert H. Welch


s/ Asa W. Lanum                     Director                                                     March 5, 1999
---------------------------
Asa W. Lanum


                                    Director                                                     March __, 1999
---------------------------
Philip J. Koen


                                      II-4